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                    CONSENT OF VALUATION RESEARCH CORPORATION

          We hereby consent to the filing as an exhibit to the Registration Statement on Form S-1 of our opinion dated June 13, 1994, relating to the solvency of the Company both immediately before and immediately after, and giving effect to, the consummation of the Transaction (as defined in the Registration Statement), which appears in such Registration Statement.


                              Valuation Research Corporation


                              By: Neil C. Kelly
                                  -------------------------------------
                                  Vice President
                                  As an officer for
                                  Valuation Research Corporation


June 13, 1994